AMENDED AND RESTATED BYLAWS
OF
INTEGRATED CLOUD ORCHESTRATION (ICO), INC.

These Bylaws (“Bylaws”) supersede and replace all prior bylaws of the Company in their entirety.

SECTION 1 PURPOSES AND POWERS

1.1	Purposes. Integrated Cloud Orchestration (ICO), Inc., an Oregon corporation (the “Company”) may engage in any lawful business.

1.2	General Powers.

(a)	The Company has perpetual duration and succession in its corporate name.

(b)	The Company has the same powers as an individual to do all things necessary or convenient to carry out its business and affairs.
SECTION 2    SHARES AND DISTRIBUTIONS

2.1	Issuance of Shares.

(a)
The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Company, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Company.

(b)
Before the Company issues shares, the board of directors must determine that the consideration received or to be received for the shares is adequate. That determination by the board of directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. A record of action by the board of directors authorizing the issuance of shares for a specified consideration may be relied upon in concluding that shares are validly issued, fully paid and nonassessable.

(c)	When the Company receives the consideration for which the board of directors authorized the issuance of the shares, the shares issued therefor are fully paid and nonassessable.

(d)
The Company may place in escrow shares issued for a contract for future services or benefits or a promissory note or make other arrangements to restrict the transfer of shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid or the benefits received. If the services are not performed, the note is not paid or the benefits are not received, the shares placed in escrow or restricted and the distributions credited may be canceled in whole or in part.

2.2	No Preemptive Rights of Shareholders. The Company does not have preemptive rights.

2.3	Distributions to Shareholders.

(a)	The board of directors may authorize and the Company may make distributions to its shareholders subject to the limitation in Section 2.3(b).

(b)	A distribution may be made only if, after giving it effect, in the judgment of the board of directors:

(1)	the Company would be able to pay its debts as they become due in the usual course of business; and

(2)
the Company’s total assets would at least equal the sum of its total liabilities plus the amount that would be needed if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

(c)
The board of directors may base a determination that a distribution is not prohibited under Section 2.3(b) either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

(d)	The effect of a distribution under Section 2.3(b) is measured:

(1)
in the case of distribution by purchase, redemption or other acquisition of the Company’s shares, as of the earlier of the date the money or other property is transferred or debt incurred by the Company or the date the shareholder ceases to be a shareholder with respect to the acquired shares;

(2)	in the case of any other distribution of indebtedness, as of the date the indebtedness is distributed; and

(3)
in all other cases, as of the date a distribution is authorized if the payment occurs within 120 days after the date of authorization or the date the payment is made if it occurs more than 120 days after the date of authorization.

(e)
The Company’s indebtedness to a shareholder incurred by reason of a distribution made in accordance with this Section 2.3 is at parity with the Company’s indebtedness to its general unsecured creditors, unless the shareholder agrees to subordination or the Company grants the shareholder a security interest or other lien against the Company’s assets to secure the indebtedness.

SECTION 3    SHAREHOLDERS’ MEETINGS

3.1	Annual Meeting.

(a)	The Company will hold an annual meeting of the shareholders at a time fixed by the board of directors.

(b)
An annual shareholders’ meeting may be held in or out of the State of Oregon at the Company’s principal office or at any other place fixed by the board of directors. The board of directors may determine that an annual shareholders’ meeting will occur solely by means of remote communication. If the board of directors does not determine that that the annual meeting will occur solely by means of remote communication and a place for the annual meeting is not fixed by the board of directors, the annual meeting must be held at the Company’s principal office.

(c)	A failure to hold an annual meeting does not affect the validity of any corporate action.

3.2	Special Meeting.

(a)	The Company will hold a special meeting of shareholders:

(1)	on call of the board of directors of the Company; or

(2)
if the holders of at least 10 percent of all votes entitled to be cast on any issue proposed for consideration at the proposed special meeting sign, date and deliver to the Company’s secretary one or more written demands for the meeting that describe the purpose or purposes for which the meeting is to be held. A shareholder who signed the original demand for a special meeting may revoke the shareholder’s demand by signing a writing that contains a revocation. The revocation is effective if the Company receives the writing before the Company receives a demand sufficient to require the Company to hold a special meeting.

(b)
A special shareholders’ meeting may be held in or out of the State of Oregon at the Company’s principal office or at any other place fixed by the board of directors. The board of directors may determine that a special shareholders’ meeting will occur solely by means of remote communication. If the board of directors does not determine that that the special meeting will occur solely by means of remote communication and a place for the special meeting is not fixed by the board of directors, the special meeting must be held at the Company’s principal office.

(c)	Only business within the purpose or purposes described in the meeting notice required by Section 3.5(c) may be conducted at a special shareholders’ meeting.

3.3	Meeting Chairperson.

(a)
At each meeting of shareholders, the president, or if the president is absent then the chairperson of the board of directors, or if no chairperson of the board of directors has been appointed or is present then any vice president, or if no vice president has been appointed or is present then any individual chosen by shareholders holding a majority of shares present at the meeting, will act as chairperson of the meeting.

(b)	The chairperson will determine the order of business and will have the authority to establish rules for the conduct of the meeting.

(c)	Any rules adopted for, and the conduct of, the meeting must be fair to shareholders.

3.4	Action Without Meeting.
(a)

(1)
Action required or permitted by the Oregon Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted.

(2)
The action taken under this Section 3.4 must be evidenced by one or more written consents describing the action taken, signed by those shareholders taking action under Section 3.4(a)(1), and delivered to the Company for inclusion in the minutes or filing with the corporate records.

(3)
Action taken under Section 3.4(a)(1) is effective when the consent or consents bearing sufficient signatures are delivered to the Company, unless the consent or consents specify an earlier or later effective date. An effective date specified under this Section 3.4(a)(3) may not be earlier than the effective date of the provision permitting action under Section 3.4(a)(1).

(b)	A consent signed under this Section 3.4 has the effect of a meeting vote and may be described as such in any document.

(c)
If action is taken as provided in Section 3.4(a)(1), the Company must give written notice of the action promptly after the action is taken to shareholders who did not consent in writing under Section 3.4(a)(1). The notice given under this Section 3.4(c) must contain or be accompanied by the same material that, under the Oregon Business Corporation Act, would have been required to be sent to those shareholders in a notice of meeting at which the proposed action would have been submitted to those shareholders for action.

3.5	Notice of Meeting.

(a)
The Company must notify shareholders of the date, time and place of each annual and special shareholders’ meeting not earlier than 60 days nor less than 10 days before the meeting date. Unless the Oregon Business Corporation Act requires otherwise, the Company is required to give notice only to shareholders entitled to vote at the meeting.

(b)	Unless required by the Oregon Business Corporation Act, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

(c)	Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

(d)
If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under ORS 60.221, however, notice of the adjourned meeting must be given under this Section 3.5 to persons who are shareholders as of the new record date.

3.6	Waiver of Notice.

(a)
A shareholder may at any time waive any notice required by the Oregon Business Corporation Act, the Articles of Incorporation or these Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Company for inclusion in the minutes for filing with the corporate records.

(b)	A shareholder’s attendance at a meeting waives objection to:

(1)	lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(2)
consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

3.7
Adjournment of Meeting. A majority of votes represented at a meeting of shareholders, whether or not a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment, except as such notice may be required by Section 3.5. At the adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

3.8	Participation at Meeting.
(a)

(1)
Shareholders and proxy holders that are not physically present for a shareholders’ meeting may participate in the meeting, be deemed present in person and vote if the board of directors authorizes participation by remote communication. Participation by remote communication is subject to guidelines and procedures that the board adopts.

(2)	Before the board of directors may authorize shareholders or proxy holders to participate by remote communication in a shareholders’ meeting, the Company must implement measures to:

(A)	verify that a person that is participating in the meeting by remote communication is a shareholder or a proxy holder; and

(B)	ensure that a shareholder or proxy holder may participate by remote communication in an effective manner.

(3)	The Company must maintain a record of the vote or other action of a shareholder or proxy holder that participates in a shareholders’ meeting by remote communication.

(b)
The notice of each annual or special meeting of shareholders at which the board authorizes participation in the manner described in Section 3.8(a) must state that the board authorizes participation by remote communication and must describe how a shareholder may notify the Company of the shareholder’s desire to participate in the meeting by remote communication.

SECTION 4    SHAREHOLDERS’ VOTING

4.1	Voting Entitlement of Shares.

(a)
Except as provided in Section 4.1(b) and Section 4.1(c) and the Oregon Business Corporation Act, each outstanding share is entitled to one vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote.

(b)
The shares of the Company are not entitled to vote if they are owned, directly or indirectly, by a second domestic or foreign corporation, and the Company owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation.

(c)	Section 4.1(b) does not limit the power of the Company to vote any shares, including its own shares, held by it in a fiduciary capacity.

(d)
Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

4.2	Proxies.

(a)	A shareholder may vote shares in person or by proxy.

(b)	A shareholder may authorize a person or persons to act for the shareholder as proxy in any manners allowed by law.

(c)
An authorization of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An authorization is valid for 11 months unless a longer period is expressly provided in the authorization form.

(d)	An authorization of a proxy is revocable by the shareholder unless the authorization conspicuously states that it is irrevocable and the authorization is coupled with an interest.

(e)
The death or incapacity of the shareholder authorizing a proxy does not affect the right of the Company to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the authorization.

(f)	An authorization made irrevocable under Section 4.2(d) is revoked when the interest with which it is coupled is extinguished.

(g)
Subject to ORS 60.237 and to any express limitation on the proxy’s authority appearing on the face of the authorization form or electronic transmission, the Company is entitled to accept the proxy’s vote or other action as that of the shareholder making the authorization.

4.3	Quorum and Voting Requirements.

(a)
Shares may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter constitutes a quorum for action on that matter.

(b)
Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

(c)
If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Oregon Business Corporation Act requires a greater number of affirmative votes.

4.4	Voting for Directors.

(a)	Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

(b)	Shareholders do not have a right to cumulate their votes for directors.
SECTION 5    BOARD OF DIRECTORS

5.1
Duties of Board of Directors. All corporate powers will be exercised by or under the authority of, and the business and affairs of the Company managed under the direction of, the board of directors, subject to any limitation set forth in a shareholder agreement authorized by the Oregon Business Corporation Act.

5.2	Qualifications of Directors. A director need not be a resident of the State of Oregon or a shareholder of the Company.

5.3	Number and Election of Directors.

(a)	The board of directors must consist of one or more individuals. The estate of an incompetent individual or a deceased individual may not be a director.

(b)	The number of directors may be fixed and increased or decreased from time to time by the shareholders or the board of directors.

(c)	Directors are elected at the first annual shareholders’ meeting and at each annual meeting thereafter.

5.4	Terms of Directors Generally.

(a)	The terms of the initial directors of the Company expire at the first shareholders’ meeting at which directors are elected.

(b)	The terms of all other directors will expire at the next annual shareholders’ meeting following their election.

(c)	A decrease in the number of directors does not shorten an incumbent director’s term.

(d)	The term of a director elected by the board of directors to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.

(e)	Despite the expiration of a director’s term, the director continues to serve until the director’s successor is elected and qualifies or until there is a decrease in the number of directors.

5.5	Resignation of Directors.

(a)	A director may resign at any time by delivering written notice to the board of directors, its chairperson or the Company.

(b)	A resignation is effective when the notice is effective under ORS 60.034 unless the notice specifies a later effective date.

(c)	Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the board of directors.

5.6	Removal of Directors by Shareholders.

(a)	The shareholders may remove one or more directors with or without cause.

(b)	A director may be removed only if the number of votes cast to remove the director exceed the number of votes cast not to remove the director.

(c)
A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

5.7	Vacancy on Board.

(a)	If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors:

(1)	the shareholders may fill the vacancy;

(2)	the board of directors may fill the vacancy; or

(3)	if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

(b)
A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date under Section 5.5(b) or otherwise may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

5.8	Compensation of Directors. The board of directors may fix the compensation of directors.

5.9	Chairperson of the Board of Directors.

(a)	The board of directors may at any time appoint a director to be the chairperson of the board of directors.

(b)
The chairperson of the board of directors may resign at any time by delivering notice to the board of directors. The board of directors may remove the chairperson at any time with or without cause. The resignation or removal of an individual from the position of chairperson will not, by itself, affect the individual’s status as a director.

(c)	The chairperson of the board of directors will preside at all meetings of the board of directors and will perform other duties prescribed by the board of directors.

(d)	The chairperson of the board of directors is not an officer of the Company solely by reason of being the chairperson.
SECTION 6    MEETINGS AND ACTION OF BOARD

6.1	Meetings.

(a)	The board of directors may hold regular or special meetings in or out of the State of Oregon.

(b)
The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

6.2	Action Without Meeting.

(a)
Action required or permitted by the Oregon Business Corporation Act to be taken at a board of directors’ meeting may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken.

(b)	Action taken under this Section 6.2 is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

(c)	A consent signed under this Section 6.2 has the effect of a meeting vote and may be described as such in any document.

6.3	Notice of Meeting.

(a)	Regular meetings of the board of directors may be held without notice of the date, time, place or purpose of the meeting.

(b)	Special meetings of the board of directors must be preceded by at least two days’ notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting.

6.4	Waiver of Notice.

(a)
A director may at any time waive any notice required by the Oregon Business Corporation Act, the Articles of Incorporation or these Bylaws. Except as provided in Section 6.4(b), the waiver must be in writing, must be signed by the director entitled to the notice, must specify the meeting for which notice is waived and must be filed with the minutes or corporate records.

(b)
A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

6.5	Quorum and Voting.

(a)	A quorum of the board of directors consists of a majority of the fixed number of directors.

(b)	If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

(c)	A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless:

(1)	the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting business at the meeting;

(2)	the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

(3)
the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

SECTION 7    OFFICERS

7.1	Required Officers.

(a)	The Company must have a president and a secretary, and will have any other officers appointed by the board of directors.

(b)	A duly appointed officer may appoint one or more officers or assistant officers if the appointment is authorized by these Bylaws or the board of directors.

(c)	The same individual may simultaneously hold more than one office in the Company.

7.2
Duties of Officers. Each officer has the authority and will perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers.

7.3	Resignation and Removal of Officers.

(a)
An officer may resign at any time by delivering notice to the Company. A resignation is effective when the notice is effective under ORS 60.034 unless the notice specifies a later effective time. If a resignation is made effective at a later time and the Company accepts the future effective time, the board of directors or the appointing officer may fill the pending vacancy before the effective time if the board of directors or the appointing officer provides that the successor does not take office until the effective time.

(b)	An officer may be removed at any time with or without cause by:

(1)	the board of directors;

(2)	the appointing officer, unless otherwise provided by the board of directors; or

(3)	any other officer if authorized by these Bylaws or the board of directors.

(c)	Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the board of directors.

(d)	As used in this Section 7.3, “appointing officer” means the officer or any successor to that officer who appointed the officer resigning or being removed.

7.4
President. The president will supervise, direct, and control the business and affairs of the Company. The president may prescribe the duties of other officers, to the extent consistent with these Bylaws. The president also will perform all duties commonly incident to the office of president and other duties prescribed by the board of directors.

7.5
Vice Presidents. The board of directors may appoint one or more vice presidents. If appointed, the vice president – or the vice president designated by the board of directors if more than one vice president is appointed – will perform the duties of the president if the president dies or becomes incapacitated. Each vice president also will perform all duties commonly incident to the office of vice president and other duties prescribed by the board of directors or an authorized officer.

7.6	Treasurer. The board of directors may appoint a treasurer. If appointed, the treasurer will:

(a)	have general charge of and be responsible for all funds and securities of the Company;

(b)
receive and give receipts for monies due and payable to the Company from any source and deposit the monies in the name of the Company in banks, trust companies, or other depositories selected by the board of directors or an authorized officer; and

(c)	perform all duties commonly incident to the office of treasurer and other duties prescribed by the board of directors or an authorized officer.

7.7	Secretary. The secretary will:

(a)	prepare minutes of the directors’ and shareholders’ meetings and authenticate records of the Company;

(b)	ensure that all notices by the Company under the Oregon Business Corporation Act, the Articles of Incorporation or these Bylaws are given;

(c)	keep and maintain the records of the Company specified in Section 10.1(a) and Section 10.1(e);

(d)	have general charge of the share transfer books of the Company;

(e)	have general charge of the record of shareholders specified in Section 10.1(c); and

(f)	perform all duties commonly incident to the office of secretary and other duties prescribed by the board of directors or an authorized officer.
SECTION 8    INDEMNIFICATION
The Company shall indemnify to the fullest extent not prohibited by law, any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Company) by reason of the fact that such person is or was a director of the Company or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Company, or serves or served at the request of the Company as a director or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Company shall pay for or reimburse the reasonable expenses incurred by any such person in any such proceeding to the fullest extent not prohibited by law. No amendment to these Bylaws that limits the Company's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later to occur of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in the Articles of Incorporation or any statute, agreement, general or specific action of the board of directors, vote of shareholders or other document or arrangement.

SECTION 9	AMENDMENT OF BYLAWS

9.1	Amendment by Board of Directors or Shareholders.

(a)	The board of directors may amend or repeal these Bylaws unless:

(1)	the Oregon Business Corporation Act reserves this power exclusively to the shareholders in whole or in part; or

(2)	the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.

(b)	The Company’s shareholders may amend or repeal these Bylaws even though these Bylaws may also be amended or repealed by its board of directors.

9.2	Bylaw Increasing Quorum or Voting Requirement for Shareholders.

(a)
The adoption or amendment of a bylaw that adds, changes or deletes a greater quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or the quorum and voting requirement proposed to be adopted, whichever is greater.

(b)	A bylaw provision that fixes a greater quorum or voting requirement for shareholders under Section 9.2(a) may not be adopted, amended or repealed by the board of directors.

9.3	Bylaw Increasing Quorum or Voting Requirement for Directors.

(a)	A bylaw provision that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed:

(1)	if the provision was originally adopted by the shareholders, only by the shareholders; or

(2)	if the provision was originally adopted by the board of directors, either by the shareholders or by the board of directors.

(b)
A bylaw provision adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

SECTION 10    RECORDS

10.1	Corporate Records.

(a)
The Company will keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the Company.

(b)	The Company will maintain appropriate accounting records.

(c)
The Company or its agent will maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order showing the number of shares held by each.

(d)	The Company will maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(e)	The Company will keep a copy of the following records at its principal office or registered office:

(1)	the Articles of Incorporation or restated articles of incorporation and all amendments to them currently in effect;

(2)	these Bylaws or restated bylaws and all amendments to them currently in effect;

(3)	the minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting, for the past three years;

(4)	all written communications to shareholders generally within the past three years;

(5)	a list of the names and business addresses of its current directors and officers; and

(6)	its most recent annual report delivered to the Secretary of State under ORS 60.787.

10.2	Inspection of Records by Shareholders.

(a)
Subject to Section 10.3(c), a shareholder of the Company is entitled to inspect and copy, during regular business hours at the Company’s principal office, any of the records of the Company described in Section 10.1(e) if the shareholder gives the Company written notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect and copy.

(b)
A shareholder of the Company is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Company, any of the following records of the Company if the shareholder meets the requirements of Section 10.2(c) and gives the Company written notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect and copy:

(1)
excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the Company, minutes of any meeting of the shareholders and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under Section 10.2(a);

(2)	accounting records of the Company, including tax returns; and

(3)	the record of shareholders.

(c)	A shareholder may inspect and copy the records identified in Section 10.2(b) only if:

(1)	the shareholder’s demand is made in good faith and for a proper purpose;

(2)	the shareholder described with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect; and

(3)	the records are directly connected with the shareholder’s purpose.

(d)	This Section 10.2 does not affect the right of a shareholder to inspect records under ORS 60.224.

(e)	For purposes of this Section 10.2, “shareholder” includes a beneficial owner whose shares are held in a voting trust or by a nominee on behalf of the beneficial owner.

10.3	Scope of Inspection Right.

(a)	A shareholder’s agent or attorney has the same inspection and copying rights as the shareholder.

(b)	The right to copy records under Section 10.2 includes, if reasonable, the right to receive copies made by photographic, xerographic or other means.

(c)
The Company may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

(d)
The Company may comply with a shareholder’s demand to inspect the record of shareholders under Section 10.2(b)(3) by providing the shareholder with a list of its shareholders that was compiled no earlier than the date of the shareholder’s demand.

SECTION 11    NOTICES
Notices under the Oregon Business Corporation Act or these Bylaws will be governed by ORS 60.034.
SECTION 12    DEFINITIONS
All terms used in these Bylaws that are defined in the Oregon Business Corporation Act will have the meanings ascribed to them in the Oregon Business Corporation Act.

These Amended and Restated Bylaws were adopted by the board of directors of the Company on November 30, 2018. /s/ Joe Harness, Secretary Joe Harness, Secretary